  For Ministry Use Only                     Ontario Corporation Number
A L'USAGE EXCLUSIF DU MINISTERE          NUMERO DE LA COMPAGNIE EN ONTARIO   1.

    [LOGO]  Ministry of            Ministero de            1367764
            Consumer and           la Consommation   ---------------------
            Commercial Relations   et du Commerce
    CERTIFICATE                    CERTIFICAT
    This is to certify that these  Ceci certifie que les presents
    articles are effective on      statuts entrent en vigueur le
          JULY    31                JUILLET,  1999
    -------------------------------------------------------------
                        /s/ [ILLEGIBLE]
                     Director / Directeur
    Business Corporations Act / Loi sur les societes par actions
-------------------------------------------------------------------------------
                            ARTICLES OF AMALGAMATION
 Form 4                         STATUTS DE FUSION
Business
Corporations      1. The name of the amalgamated corporation is:
   Act
                  DENOMINATION SOCIALE DE LA COMPAGNIE ISSUE DE LA FUSION:

                  --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- -- -- -- -- -- -- --
                   C   H   A   N   G   E   P   O   I   N   T       C   O   R   P   O   R   A   T   I   O   N
                  --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- -- -- -- -- -- -- --

 FORMULE          --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- -- -- -- -- -- -- --
NUMBERO 4
LOI SUR LES       --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- -- -- -- -- -- -- --
COMPAGNIES
                  --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- -- -- -- -- -- -- --


                  2. The address of the registered office is:

                  ADRESSE DU SIEGE SOCIAL:

                           1595 SIXTEENTH AVENUE, SUITE 702
                  --------------------------------------------------------------

                         (Street & Number, or R.R. Number & if Multi-Office
                                      Building give Room No.)
                   (RUE ET NUMERO, OU NUMERO DE LA R.R. ET, S'IL S'AGIT EDIFICE
                                   A BUREAUX, NUMERO DU BUREAU)

                                                                  --------------
                  RICHMOND HILL, ONTARIO                              L4B3N9
                  --------------------------------------------------------------
                      (Name of Municipality or Post Office)       (Postal Code/
                  (NOM DE LA MUNICIPALITE OU DU BUREAU DE POSTE)  CODE POSTAL)

                  3. Number (or minimum and maximum number) of directors is:

                      NOMBRE (OU NOMBRES MINIMAL ET MAXIMAL)
                      D'ADMINISTRATEURS:

                      MINIMUM OF 1 AND A MAXIMUM OF 12.

                  4.  The director(s) is/are:

                      ADMINISTRATEUR(S):

                                                                                                                     Resident
                                                                                                                     Canadian
                                                                                                                     State
                  First name, initials and surname       Address for service, giving Street & No. or R.R. No.,       Yes or No
                  PRENOM, INITIALES ET NOM DE FAMILLE    Municipality and Postal Code                                RESIDENT
                                                         DOMICILE ELU, Y COMPRIS LA RUE ET LE NUMERO, LE NUMERO      CANADIEN
                                                         DE LA R.R. OU LE NOM DE LA MUNICIPALITE ET LE CODE POSTAL   OUI/NON
                  -------------------------------------- ----------------------------------------------------------- ------------

                  SEE ATTACHED.

                                                                              1A

4.       The director(s) are:

First name, initials and                    Address for service, giving Street & No. Or R.R.     Resident
surname                                     or R.R. No., Municipality and Postal Code            Canadian

Paul Edwards                                444 Merton Street                                       Yes
                                            Toronto, Ontario
                                            M4S 1B3

Gerald William Smith                        1169 Secretariate Road                                  Yes
                                            Newmarket, Ontario
                                            L3X 1M5

Peter Brennan                               3537 Fair Oaks Lane                                     No
                                            Longboat Key, Florida
                                            34228 U.S.A.

Lamont Smith                                50 Prince Arthur Avenue                                 Yes
                                            Apt. #1108
                                            Toronto, Ontario
                                            M5R 1B5

A. David Ferguson                           231 Grenview Boulevard South                            Yes
                                            Etobicoke, Ontario
                                            M8Y 3V2

                                                                              2.

5. (A) The amalgamation agreement has been duly adopted by the shareholders of each of the amalgamating corporations as required by subsection 176 (4) of the Business Corporations Act on the date set out below.

   (A) LES ACTIONNAIRES DE CHAQUE COMPAGNIE QUI FUSIONNE ONT DUMENT ADOPTE LA CONVENTION DE FUSION CONFORMEMENT AU PARAGRAPHE 176 (4) DE LA LOI SUR LES COMPAGNIES A LA DATE MENTIONNEE CI-DESSOUS.

                                       /X/

                            Check               COCHER
                           A or B               A OU B

                                      / /

   (B) The amalgamation has been approved by the directors of each amalgamating corporation by a resolution as required by section 177 of the Business Corporations Act on the date set out below.
         The articles of amalgamation in substance contain the provisions of the articles of incorporation of

   (B) LES ADMINISTRATEURS DE CHAQUE COMPAGNIE QUI FUSIONNE ONT APPROUVE LA FUSION PAR VOIE DE RESOLUTION CONFORMEMENT A L'ARTICLE 177 DE LA LOI SUR LES COMPAGNIES A LA DATE MENTIONNEE CI-DESSOUS.
         LES STATUTS DE FUSION REPRENNENT ESSENTIELLEMENT LES DISPOSITIONS DES STATUTS CONSTITUTIFS DE

-------------------------------------------------------------------------------

         and are more particularly set out in these articles.

         ET SONT ENONCES TEXTUELLEMENT AUX PRESENTS STATUTS.

Names of amalgamating                     Ontario Corporation Number           Date of Adoption/Approval
corporations                              NUMERO DE LA COMPAGNIE EN            DATE D'ADOPTION OU D'APPROBATION
DENOMINATION SOCIALE DES COMPAGNIES       ONTARIO
QUI FUSIONNENT
----------------------------------------- ------------------------------------ -----------------------------------

1086598 ONTARIO INC.                      1086598                              July 30, 1999

1253236 ONTARIO LIMITED                   1253236                              July 30, 1999

1316603 ONTARIO LIMITED                   1316603                              July 30, 1999

CHANGEPOINT CORPORATION                   857884                               July 30, 1999

DISKETTE PUBLISHING
(CANADA) LTD.                             794045                               July 30, 1999

MACROSOFT DEVELOPMENT
CORPORATION                               1001214                              July 30, 1999

                                                                              3.

         6. Restrictions, if any, or business the corporation may carry on or on powers the corporation may exercise.

                  LIMITES, S'IL Y A LIEU, IMPOSEES AUX ACTIVITES COMMERCIALES OU AUX POUVOIRS DE LA COMPAGNIE.





                  NONE.

         7. The classes and any maximum number of shares that the corporation is authorized to issue:

                  CATEGORIES ET NOMBRE MAXIMAL, S'IL Y A LIEU, D'ACTIONS QUE LA COMPAGNIE EST AUTORISEE A EMETTRE:

                  THE CORPORATION IS AUTHORIZED TO ISSUE AN UNLIMITED NUMBER OF CLASS A PREFERRED SHARES AND AN UNLIMITED NUMBER OF COMMON SHARES.

                                                                              4.

         8. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

                  Droits, privileges, restrictions et conditions, s'il y a lieu, rattaches a chaque categorie d'actions et pouvoirs des administrateurs relatifs a chaque categorie d'actions qui peut etre emise en serie:

CLASS A PREFERRED SHARES

1. NUMBER OF SHARES. The class of Preferred Shares designated and known as Class A Preferred Shares shall consist of an unlimited number of Class A Preferred Shares. Unless otherwise noted all references to $ and dollars shall refer to Canadian dollars.

2. VOTING.

         2A. GENERAL. Except as may be otherwise provided in these terms of the Class A Preferred Shares or by law, the Class A Preferred Shares shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each Class A Preferred Share shall entitle the holder thereof to such number of votes per Class A Preferred Share on each such action as shall equal the number of Common Shares (including fractions of Common Shares) into which each Class A Preferred Share is then convertible.

         2B. BOARD SIZE. Except as provided for in any unanimous shareholder agreement, the Corporation shall not, without the written consent or affirmative vote of the holders of at least two-thirds of the then outstanding Class A Preferred Shares, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, increase the maximum number of directors constituting the Board of Directors to a number in excess of seven (7).

3. DIVIDENDS. The holders of the Class A Preferred Shares shall be entitled to receive, out of funds legally available therefor, when and if declared by the Board of Directors, quarterly dividends at the rate per annum of $0.245 per share (the "Accruing Dividends"). Accruing Dividends shall accrue from day to day, whether or not earned or declared, and shall be cumulative.

4. LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Class A Preferred Shares shall be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Class A Preferred Shares, to be paid an amount equal to the greater of (i) $2.45 per share plus, in the case of each share, an amount equal to all Accruing Dividends unpaid thereon (whether or not declared) and any other dividends declared but unpaid thereon, computed to the date payment thereof is made available, or (ii) such amount per share as would have been payable had each such share been converted to Common Shares pursuant to paragraph 6 immediately prior to such liquidation, dissolution or winding up, and the holders of Class A Preferred Shares shall not be entitled to any further payment, such amount payable with respect to one share of Class A Preferred Shares being sometimes referred to as the "Liquidation Preference Payment" and with respect to all shares of Class A Preferred Shares being sometimes referred to as the "Liquidation Preference Payments". If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders

                                                                              4A

of Class A Preferred Shares shall be insufficient to permit payment to the holders of Class A Preferred Shares of the amount distributable as aforesaid, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Class A Preferred Shares. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Class A Preferred Shares shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation may be distributed to the holders of stock ranking on liquidation junior to the Class A Preferred Shares. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Liquidation Preference Payments and the place where said Liquidation Preference Payments shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than 20 days prior to the payment date stated therein, to the holders of record of Class A Preferred Shares, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. The consolidation, amalgamation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (other than a merger to reincorporate the Corporation in a different jurisdiction), and the sale, lease, abandonment, transfer or other disposition by the Corporation of all or substantially all its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this paragraph 4. For purposes hereof, the Common Shares shall rank on liquidation junior to the Class A Preferred Shares.

5. RESTRICTIONS. At any time when Class A Preferred Shares are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Articles of the Corporation, and in addition to any other vote required by law or the Articles of the Corporation, without the approval of either the holders of at least two-thirds of the then outstanding shares of Class A Preferred Shares given in writing, or the holders of at least two-thirds of those of the Class A Preferred Shares the holders of which are present (in person or by proxy) at a meeting of the holders of Class A Preferred Shares, consenting or voting (as the case may be) separately as a series, the Corporation will not:

         5A. Create or authorize the creation of any additional class or series of shares of stock unless the same ranks junior to the Class A Preferred Shares as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of the Class A Preferred Shares or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Class A Preferred Shares as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into Class A Preferred Shares or into shares of any other class or series of stock unless the same ranks junior to the Class A Preferred Shares as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to the Articles of the Corporation or by merger, consolidation, amalgamation or otherwise;

         5B. Consent to any liquidation, dissolution or winding up of the Corporation or consolidate, amalgamate or merge into or with any other entity or entities or sell,

                                                                              4B

                  lease, abandon, transfer or otherwise dispose of all or substantially all its assets;

         5C.      Amend, alter or repeal its Articles or By-laws;

         5D. Pay any dividend or make any distribution on, any shares of stock other than the Class A Preferred Shares, except for dividends or other distributions payable on the Common Shares solely in the form of additional Common Shares;

         5E. Redeem or otherwise acquire any Class A Preferred Shares except as expressly authorized in paragraph 7 hereof or pursuant to a purchase offer made pro rata to all holders of the Class A Preferred Shares on the basis of the aggregate number of outstanding Class A Preferred Shares then held by each such holder; or

         5F. File or qualify a prospectus in any province or territory of Canada in connection with a public offering of Common Shares or the qualification of securities therefor.

6. CONVERSIONS. The holders of Class A Preferred Shares shall have the following conversion rights:

         6A. RIGHT TO CONVERT. Subject to the terms and conditions of this paragraph 6, the holder of any Class A Preferred Shares shall have the right, at its option at any time, to convert any such Class A Preferred Shares (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Class A Preferred Shares) into such number of fully paid and non-assessable Common Shares as is obtained by (i) multiplying the number of Class A Preferred Shares so to be converted by $2.45 and (ii) dividing the result by the conversion price of $2.45 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 6, then by the conversion price as last adjusted and in effect at the date any Class A Preferred Shares are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Conversion Price"). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of Class A Preferred Shares into Common Shares and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Class A Preferred Shares) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for Common Shares shall be issued.

         6B. ISSUANCE OF CERTIFICATES; TIME CONVERSION EFFECTED. Promptly after the receipt of the written notice referred to in subparagraph 6A and surrender of the certificate or certificates for the Class A Preferred Shares to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the

                                                                              4C

                  holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole Common Shares issuable upon the conversion of such share or shares of Class A Preferred Shares. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such Class A Preferred Shares shall cease, and the person or persons in whose name or names any certificate or certificates for Common Shares be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

         6C. FRACTIONAL SHARES; DIVIDENDS; PARTIAL CONVERSION. No fractional shares shall be issued upon conversion of Class A Preferred Shares into Common Shares and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Shares issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends, excluding Accruing Dividends, accrued and unpaid on the Class A Preferred Shares surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 6B. In case the number of Class A Preferred Shares represented by the certificate or certificates surrendered pursuant to subparagraph 6A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of Class A Preferred Shares represented by the certificate or certificates surrendered which are not to be converted. If any fractional Common Shares would, except for the provisions of the first sentence of this subparagraph 6C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Class A Preferred Shares for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

         6D. ADJUSTMENT OF PRICE UPON ISSUANCE OF COMMON SHARES. Except as provided in subparagraph 6E, if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs 6D(1) through 6D(7), deemed to have issued or sold, any Common Shares for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be reduced to the price determined by dividing (i) an amount equal to the sum of (a) the number of Common Shares outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price and (b) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the total number of Common Shares outstanding immediately after such issue or sale.

                  For purposes of this subparagraph 6D, the following subparagraphs 6D(1) to 6D(7) shall also be applicable:

                                                                              4D

                  6D(1) ISSUANCE OF RIGHTS OR OPTIONS. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Shares or any stock or security convertible into or exchangeable for Common Shares (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Shares is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of Common Shares issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of Common Shares issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 6D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Shares or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Shares upon conversion or exchange of such Convertible Securities.

                  6D(2) ISSUANCE OF CONVERTIBLE SECURITIES. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Shares is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of Common Shares issuable upon the

                                                                              4E

                           conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of Common Shares issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 6D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Shares upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 6D, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                  6D(3) CHANGE IN OPTION PRICE OR CONVERSION RATE. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 6D(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 6D(1) or 6D(2), or the rate at which Convertible Securities referred to in subparagraph 6D(1) or 6D(2) are convertible into or exchangeable for Common Shares shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced; and on the termination of any such Option or any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

                  6D(4) STOCK DIVIDENDS. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation (other than the Common Shares) payable in Common Shares, Options or Convertible Securities, then any Common Shares, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                                                                              4F

                  6D(5) CONSIDERATION FOR STOCK. In case any Common Shares, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Common Shares, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

                  6D(6) RECORD DATE. In case the Corporation shall take a record of the holders of its Common Shares for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Shares, Options or Convertible Securities or (ii) to subscribe for or purchase Common Shares, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the Common Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  6D(7) TREASURY SHARES. The number of Common Shares outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Shares for the purpose of this subparagraph 6D.

         6E. CERTAIN ISSUES EXCEPTED. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in the case of the issuance from and after the date of filing of these terms of the Class A Preferred Shares of (i) Common Shares to directors, officers, employees or consultants of the Corporation in connection with their service as directors of the Corporation, their employment by the Corporation or their retention as consultants by the Corporation and options or rights to purchase same, provided each such security has been approved by the Board of Directors or its compensation committee, plus such number of Common Shares which are repurchased by the Corporation from such persons after such date pursuant to contractual rights held by the Corporation and at repurchase prices not exceeding the respective original purchase prices paid by such persons to the Corporation

                                                                              4G

                  therefor, provided such repurchases are approved by the Board of Directors or its Compensation Committee and (ii) Common Shares issued upon exercise of the options granted pursuant to the Option Agreements dated as of November 3, 1997, between the Corporation and each of The VenGrowth Investment Fund Inc., Brant Investments Ltd., c/o Account No. 9216007, Canada Trust in Trust for Account No. 058-106400-7, James R. Bensman and Michael W. Slaunwhite.

         6F. SUBDIVISION OR COMBINATION OF COMMON STOCK. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding Common Shares into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding Common Shares shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased. In the case of any such subdivision, no further adjustment shall be made pursuant to subparagraph 6D(4) by reason thereof.

         6G. REORGANIZATION OR RECLASSIFICATION. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Shares shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Shares, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Class A Preferred Shares shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the Common Shares immediately theretofore receivable upon the conversion of such Class A Preferred Shares, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Common Shares equal to the number of Common Shares immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

         6H. ADJUSTMENT FOR ISSUANCE OF COMMON SHARES UPON EXERCISE OF WARRANT. Notwithstanding any other provision hereof and except as provided in subparagraph 6E, if and whenever the Corporation shall issue any Common Shares upon exercise of the options granted pursuant to the Amended and Restated Option Agreements made as of September 12, 1996 between the Corporation and each of The VenGrowth Investment Fund Inc., Torbay & Co. Reference Account 5419-0908702, Carr & Co., Trinity Capital Securities Limited and Canada Trust Co. Account 058-105-803-2-121E, 3076601, then, forthwith upon such issue, the Conversion Price shall be adjusted so that immediately after such issuance the holders of Class A Preferred Shares shall have maintained the percentage ownership of the fully-diluted Common Shares

                                                                              4H

                  of the Corporation to which such holders would be entitled immediately prior to such issuance pursuant to these Articles (assuming for such purposes full conversion of the Class A Preferred Shares).

         6I. NOTICE OF ADJUSTMENT. Upon any adjustment of the Conversion Price, then and in each such case the Corporation shall give written notice thereof, by delivery in person, certified or registered mail, return receipt requested, or telecopier, addressed to each holder of Class A Preferred Shares at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

         6J.      OTHER NOTICES.  In case at any time:

                  (1) the Corporation shall declare any dividend upon its Common Shares payable in cash or stock or make any other distribution to the holders of its Common Shares;

                  (2) the Corporation shall offer for subscription pro rata to the holders of its Common Shares any additional shares of stock of any class or other rights;

                  (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation, amalgamation or merger of the Corporation with or into another entity or entities, or a sale, lease, abandonment, transfer or other disposition of all or substantially all its assets; or

                  (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

                  then, in any one or more of said cases, the Corporation shall give, by delivery in person, certified or registered mail, return receipt requested, telecopier or addressed to each holder of any Class A Preferred Shares at the address of such holder as shown on the books of the Corporation, (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, amalgamation, disposition, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, amalgamation, merger, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Shares shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall

                                                                              4I

                  also specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, amalgamation, merger, disposition, dissolution, liquidation or winding up, as the case may be.

         6K. STOCK TO BE RESERVED. The Corporation will at all times reserve and keep available out of its authorized Common Shares, solely for the purpose of issuance upon the conversion of Class A Preferred Shares as herein provided, such number of Common Shares as shall then be issuable upon the conversion of all outstanding Class A Preferred Shares. The Corporation covenants that all Common Shares which shall be so issued shall be duly and validly issued and fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof. The Corporation will take all such action as may be necessary to assure that all such Common Shares may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities or other exchange upon which the Common Shares may be listed. The Corporation will not take any action which results in any adjustment of the Conversion Price if the total number of Common Shares issued and issuable after such action upon conversion of the Class A Preferred Shares would exceed the total number of shares of Common Stock then authorized by the Articles.

         6L. NO REISSUANCE OF CLASS A PREFERRED SHARES. Class A Preferred Shares which are converted into Common Shares as provided herein shall not be reissued.

         6M. ISSUE TAX. The issuance of certificates for Common Shares upon conversion of Class A Preferred Shares shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Class A Preferred Shares which is being converted.

         6N. CLOSING OF BOOKS. The Corporation will at no time close its transfer books against the transfer of any Class A Preferred Shares or of any Common Shares issued or issuable upon the conversion of any Class A Preferred Shares in any manner which interferes with the timely conversion of such Class A Preferred Shares, except as may otherwise be required to comply with applicable securities laws.

         6O. DEFINITION OF COMMON SHARES. As used in this paragraph 6, the term "Common Shares" shall mean and include the Corporation's authorized Common Shares, as constituted on the date of filing of these terms of the Class A Preferred Shares, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the Common Shares receivable upon conversion of shares of Class A Preferred Shares shall include only shares

                                                                              4J

                  designated as Common Shares of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 6G.

         6P. MANDATORY CONVERSION. If at any time the Corporation shall effect a firm commitment underwritten public offering in the United States of Common Shares in which (i) the aggregate price paid for such shares by the public shall be at least U.S,$20.0 million and (ii) the price paid by the public for such shares shall be at least three times the Conversion Price per share, then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering, all outstanding Class A Preferred Shares shall automatically convert to Common Shares on the basis set forth in this paragraph 6. Holders of Class A Preferred Shares so converted may deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole Common Shares to which such holder is entitled, together with any cash dividends and payment in lieu of fractional shares to which such holder may be entitled pursuant to subparagraph 6C. Until such time as a holder of Class A Preferred Shares shall surrender his or its certificates therefor as provided above, such certificates shall be deemed to represent the Common Shares to which such holder shall be entitled upon the surrender thereof.

7.       REDEMPTION. The Class A Preferred Shares shall be redeemed as follows:

         7A. MANDATORY REDEMPTION. On September 1, 2004 (the "Redemption Date"), the Corporation shall redeem from each holder of Class A Preferred Shares, all of the Class A Preferred Shares held by such holder on the Redemption Date.

         7B. REDEMPTION PRICE AND PAYMENT. The Class A Preferred Shares to be redeemed on the Redemption Date shall be redeemed by paying for each share in cash an amount equal to the greater of (i) the Liquidation Preference Payment as set forth in paragraph 4 hereof or (ii) the fair market value of the Class A Preferred Share as of the Redemption Date, such amount being referred to as the "Redemption Price". Such payment shall be made in full on the Redemption Date to the holders entitled thereto. For the purposes hereof, the term "fair market value of the Class A Preferred Share" shall mean the fair value of the Corporation attributable to the Class A Preferred Shares, as determined by a nationally recognized firm of independent chartered accountants (selected by the auditors of the Corporation) in accordance with generally accepted valuation principles then in effect, as at the end of the most recent fiscal quarter of the Corporation, provided that in making such determination, no provision shall be made for either a control premium or a minority discount.

         7C. REDEMPTION MECHANICS. At least 20 but not more than 30 days prior to the Redemption Date, written notice (the "Redemption Notice") shall be given by

                                                                              4K

                  the Corporation by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of Class A Preferred Shares notifying such holder of the redemption and specifying the Redemption Price, the Redemption Date and the place where said Redemption Price shall be payable. The Redemption Notice shall be addressed to each holder at his address as shown by the records of the Corporation. From and after the close of business on the Redemption Date, unless there shall have been a default in the payment of the Redemption Price, all rights of holders of Class A Preferred Shares (except the right to receive the Redemption Price) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of Class A Preferred Shares on the Redemption Date are insufficient to redeem the total number of outstanding Class A Preferred Shares, the holders of Class A Preferred A Shares shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the full number of shares owned by them if all such outstanding shares were redeemed in full. The Class A Preferred Shares not redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such Class A Preferred Shares, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

         7D. REDEEMED OR OTHERWISE ACQUIRED SHARES TO BE RETIRED. Any Class A Preferred Shares redeemed pursuant to this paragraph 7 or otherwise acquired by the Corporation in any manner whatsoever shall be cancelled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized Class A Preferred Shares.

         7E. NO OTHER REDEMPTIONS. The Corporation shall not redeem, repurchase or otherwise acquire any shares of its capital stock until the Class A Preferred Shares have been redeemed in full pursuant to these Articles unless each holder of the Class A Preferred Shares consents in writing prior to such redemption.

         7F. PURCHASE BY RELATED PARTY. Notwithstanding any provision of this paragraph 7, but subject to applicable law, in lieu of redeeming the Class A Preferred Shares, the Corporation shall be entitled to cause any of its subsidiaries or affiliated entities to purchase such Class A Preferred Shares from the holders thereof on the Redemption Date and pay to such holders the Redemption Price in accordance with the provisions hereof, and upon the completion of such purchase by such subsidiary or affiliated entity, the Corporation shall be relieved from any obligation to redeem the Class A Preferred Shares so purchased.

                                                                              4L

8. AMENDMENTS. No provision of these terms of the Class A Preferred Shares may be amended (whether by merger, consolidation, amalgamation or otherwise), modified or waived without the written consent or affirmative vote of the holders of at least two-thirds of those of the Class A Preferred Shares the holders of which are present (in person or by proxy) at a meeting of the holders of the Class A Preferred Shares.

COMMON SHARES

1. DIVIDENDS. If in any fiscal year after providing for the full dividend on the Class A Preferred Shares and any other class of shares ranking above the Common Shares, there shall remain any moneys of the Corporation properly applicable to the payment of dividends, such moneys may, in the discretion of the directors be applied to dividends on the Common Shares as and when declared by the directors.

2. LIQUIDATION, DISSOLUTION & WINDING-UP. In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the Common shares shall be entitled to receive, after payment to the holders of the Class A Preferred Shares and any other class of shares ranking above the Common Shares, the remaining property of the Corporation.

3. VOTING RIGHTS. The holders of the Common Shares shall be entitled to receive notice of and to attend and vote at all meetings of the shareholders of the Corporation (except where the holders of another class of shares are entitled to vote separately as a class as provided in the BUSINESS CORPORATIONS ACT or these Articles) and each Common Share shall confer the right to 1 vote in person or by proxy at all meetings of shareholders of the Corporation.

9. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:

    L'EMISSION, LE TRANSFERT OU LA PROPRIETE D'ACTIONS EST/N'EST PAS RESTREINTE. LES RESTRICTIONS, S'IL Y A LIEU, SONT LES SUIVANTES:


       The right to transfer shares of the Corporation shall be restricted in that there shall be no share transferred without the consent of the directors of the Corporation expressed by a resolution passed by the board of directors or by an instrument or instruments in writing signed by all of such directors.


10.  Other provisions, (if any):

     AUTRES DISPOSITIONS, S'IL Y A LIEU:



    (a) The number of shareholders of the Corporation, exclusive of persons who are in the employment and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after termination of that employment to be, shareholders of the Corporation is limited to not more than 50, 2 or more persons holding 1 or more shares jointly being counted as 1 shareholder.

    (b) Any invitation to the public to subscribe for any securities of the Corporation is prohibited.


11. The statements required by subsection 178(2) of the Business Corporations Act are attached as Schedule "A".

      LES DECLARATIONS EXIGEES AUX TERMES DU PARAGRAPHE 178(2) DE LA LOI SUR LES COMPAGNIES CONSTITUENT L'ANNEXE "A".


12. A copy of the amalgamation agreement or directors resolutions (as the case may be) is/are attached as Schedule "B".

      UNE COPIE DE LA CONVENTION DE FUSION OU LES RESOLUTIONS DES
      ADMINISTRATEURS (SELON LE CAS) CONSTITUE(NT) L'ANNEXE "B".

These articles are signed in duplicate.

LES PRESENTS STATUTS SONT SIGNES EN DOUBLE EXEMPLAIRE.









-------------------------------------------------------------------------------
Names of the amalgamating               DENOMINATION SOCIALE DES COMPAGNIES
corporations and signatures and         QUI FUSIONNENT, SIGNATURE EL FONCTION
descriptions of office of their         DE LEURS DIRIGEANTS REGULIEREMENT
proper officers.                        DESIGNES.


1086598 ONTARIO INC.                    1316603 ONTARIO LIMITED


Per: /s/ Paul Lupinacci                 Per: /s/ Paul Edwards
    --------------------------------        ---------------------------
    Paul Lupinacci - Secretary              Paul Edwards - Secretary



CHANGEPOINT CORPORATION                 DISKETTE PUBLISHING (CANADA) LTD.


Per: /s/ Paul Edwards                   Per: /s/ Gerald William Smith
    --------------------------------        ----------------------------
    Paul Edwards - Secretary                Gerald William Smith -  Secretary



MACROSOFT DEVELOPMENT CORPORATION       1253236 ONTARIO LIMITED


Per: /s/ Randall Nelson Remme           Per: /s/ Paul Lupinacci
    --------------------------------        -----------------------
    Randall Nelson Remme - Secretary        Paul Lupinacci - Secretary-Treasurer

                                  SCHEDULE "A-1"



       The undersigned, Paul Lupinacci, being the Secretary of 1086598 Ontario Inc. hereby state that:

1.  There are reasonable grounds for believing that:

    (a) each of 1086598 Ontario Inc., 1253236 Ontario Limited, 1316603 Ontario Limited, Changepoint Corporation, Diskette Publishing (Canada) Ltd. and Macrosoft Development Corporation is and CHANGEPOINT CORPORATION, the corporation continuing from the amalgamation of 1086598 Ontario Inc., 1253236 Ontario Limited, 1316603 Ontario Limited, Changepoint Corporation, Diskette Publishing (Canada) Ltd. and Macrosoft Development Corporation (the "Amalgamated Corporation") will be able to pay its liabilities as they become due;

    (b) the realizable value of the Amalgamated Corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes;

    (c)   no creditor will be prejudiced by the amalgamation; and

2. No creditor has notified 1086598 Ontario Inc., 1253236 Ontario Limited, 1316603 Ontario Limited, Changepoint Corporation, Diskette Publishing (Canada) Ltd. and Macrosoft Development Corporation that such creditor objects to the amalgamation.



        DATED this 30th of July, 1999.



/s/ Paul Lupinacci
---------------------
Paul Lupinacci

                                       SCHEDULE "A-2"


        The undersigned, Paul Edwards, being the Secretary of 1316603 Ontario Limited hereby state that:

3. There are reasonable grounds for believing that:

   (a)  each of 1086598 Ontario Inc., 1253236 Ontario Limited, 1316603
        Ontario Limited, Changepoint Corporation, Diskette Publishing (Canada) Ltd. and Macrosoft Development Corporation is and CHANGEPOINT CORPORATION, the corporation continuing from the amalgamation of 1086598 Ontario Inc., 1253236 Ontario Limited, 1316603 Ontario Limited, Changepoint Corporation, Diskette Publishing (Canada) Ltd. and Macrosoft Development Corporation (the "Amalgamated Corporation") will be able to pay its liabilities as they become due;

   (b) the realizable value of the Amalgamated Corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes;

   (c)  no creditor will be prejudiced by the amalgamation; and

4. No creditor has notified 1086598 Ontario Inc., 1253236 Ontario Limited, 1316603 Ontario Limited, Changepoint Corporation, Diskette Publishing (Canada) Ltd. and Macrosoft Development Corporation that such creditor objects to the amalgamation.


        DATED this 30th day of July, 1999.




/s/ Paul Edwards
---------------
Paul Edwards

                                  SCHEDULE "A-3"


       The undersigned, Paul Edwards, being the Secretary of Changepoint Corporation hereby state that:

5. There are reasonable grounds for believing that:


   (a)   each of 1086598 Ontario Inc., 1253236 Ontario Limited, 1316603
         Ontario Limited, Changepoint Corporation, Diskette Publishing (Canada) Ltd. and Macrosoft Development Corporation is and CHANGEPOINT CORPORATION, the corporation continuing from the amalgamation of 1086598 Ontario Inc., 1253236 Ontario Limited, 1316603 Ontario Limited, Changepoint Corporation, Diskette Publishing (Canada) Ltd. and Macrosoft Development Corporation (the "Amalgamated Corporation") will be able to pay its liabilities as they become due;

   (b) the realizable value of the Amalgamated Corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes;

   (c)   no creditor will be prejudiced by the amalgamation; and

6. No creditor has notified 1086598 Ontario Inc., 1253236 Ontario Limited, 1316603 Ontario Limited, Changepoint Corporation, Diskette Publishing (Canada) Ltd. and Macrosoft Development Corporation that such creditor objects to the amalgamation.


        DATED this 30th day of July, 1999.




/s/ Paul Edwards
----------------
Paul Edwards

                                SCHEDULE "A-4"

          The undersigned, Gerald William Smith, being the Secretary of Diskette Publishing (Canada) Ltd. hereby state that:

7. There are reasonable grounds for believing that:

   (a)  each of 1086598 Ontario Inc., 1253236 Ontario Limited, 1316603
        Ontario Limited, Changepoint Corporation, Diskette Publishing (Canada) Ltd. and Macrosoft Development Corporation is and CHANGEPOINT CORPORATION, the corporation continuing from the amalgamation of 1086598 Ontario Inc., 1253236 Ontario Limited, 1316603 Ontario Limited, Changepoint Corporation, Diskette Publishing (Canada) Ltd. and Macrosoft Development Corporation (the "Amalgamated Corporation") will be able to pay its liabilities as they become due;

    (b) the realizable value of the Amalgamated Corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes;

    (c)  no creditor will be prejudiced by the amalgamation; and

8. No creditor has notified 1086598 Ontario Inc., 1253236 Ontario Limited, 1316603 Ontario Limited, Changepoint Corporation, Diskette Publishing (Canada) Ltd. and Macrosoft Development Corporation that such creditor objects to the amalgamation.


        DATED this 30th day of July, 1999.



/s/ Gerald William Smith
-------------------------
Gerald William Smith

                                 SCHEDULE "A-5"


          The undersigned, Randall Nelson Remme, being the Secretary of Macrosoft Development Corporation hereby state that:

9.   There are reasonable grounds for believing that:

     (a) each of 1086598 Ontario Inc., 1253236 Ontario Limited, 1316603 Ontario Limited, Changepoint Corporation, Diskette Publishing (Canada) Ltd. and Macrosoft Development Corporation is and CHANGEPOINT CORPORATION, the corporation continuing from the amalgamation of 1086598 Ontario Inc., 1253236 Ontario Limited, 1316603 Ontario Limited, Changepoint Corporation, Diskette Publishing (Canada) Ltd. and Macrosoft Development Corporation (the "Amalgamated Corporation") will be able to pay its liabilities as they become due;

     (b) the realizable value of the Amalgamated Corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes;

     (c)  no creditor will be prejudiced by the amalgamation; and

10.  No creditor has notified 1086598 Ontario Inc., 1253236
Ontario Limited, 1316603 Ontario Limited, Changepoint Corporation, Diskette Publishing (Canada) Ltd. and Macrosoft Development Corporation that such creditor objects to the amalgamation.


          DATED this 30th day of July, 1999.




/s/ Randall Nelson Remme
-----------------------------------
Randall Nelson Remme

                                 SCHEDULE "A-6"


          The undersigned, Paul Lupinacci, being the Secretary-Treasurer of 1253236 Ontario Limited hereby state that:

11.  There are reasonable grounds for believing that:

     (1) each of 1086598 Ontario Inc., 1253236 Ontario Limited, 1316603 Ontario Limited, Changepoint Corporation, Diskette Publishing (Canada) Ltd. and Macrosoft Development Corporation is and CHANGEPOINT CORPORATION, the corporation continuing from the amalgamation of 1086598 Ontario Inc., 1253236 Ontario Limited, 1316603 Ontario Limited, Changepoint Corporation, Diskette Publishing (Canada) Ltd. and Macrosoft Development Corporation (the "Amalgamated Corporation") will be able to pay its liabilities as they become due;

     (2) the realizable value of the Amalgamated Corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes;

     (3)  no creditor will be prejudiced by the amalgamation; and

12.  No creditor has notified 1086598 Ontario Inc., 1253236
Ontario Limited, 1316603 Ontario Limited, Changepoint Corporation, Diskette Publishing (Canada) Ltd. and Macrosoft Development Corporation that such creditor objects to the amalgamation.


          DATED this 28 day of July, 1999.




/s/ Paul Lupinacci
-----------------------------------
Paul Lupinacci

                                  SCHEDULE "B"

          THIS AMALGAMATION AGREEMENT entered into as of the 30th day of July, 1999

AMONG:

          1086598 ONTARIO INC.,
          a corporation incorporated under the laws of Ontario

          (hereinafter called "1086598")

                                                               OF THE FIRST PART

                                     -and-

          1253236 ONTARIO LIMITED,
          a corporation incorporated under the laws of Ontario

          (hereinafter called "1253236")

                                                              OF THE SECOND PART

                                     -and-

          1316603 ONTARIO LIMITED,
          a corporation incorporated under the laws of Ontario

          (hereinafter called "1316603")
                                                               OF THE THIRD PART

                                     -and-

          CHANGEPOINT CORPORATION,
          a corporation incorporated under the laws of Ontario

          (hereinafter called "CHANGEPOINT")
                                                              OF THE FOURTH PART

                                     -and-

          DISKETTE PUBLISHING (CANADA) LTD.,
          a corporation incorporated under the laws of Ontario

          (hereinafter called "DISKETTE")
                                                               OF THE FIFTH PART

                                     -and-

                    MACROSOFT DEVELOPMENT CORPORATION,
                    a corporation incorporated under the laws of Ontario

                    (hereinafter called "MACROSOFT")
                                                             OF THE SIXTH PART

       WHEREAS all of 1086598, 1253236, 1316603, CHANGEPOINT, DISKETTE and MACROSOFT are corporations to which the BUSINESS CORPORATIONS ACT (ONTARIO) applies;


       AND WHEREAS 1086598 is authorized to issue an unlimited number of Class A shares, an unlimited number of Class B shares and an unlimited number of common shares of which 86,678 Class A shares and 1,211,500 common shares are issued and outstanding;


       AND WHEREAS 1253236 is authorized to issue an unlimited number of Class A shares and an unlimited number of common shares of which 2,200,000 Class A shares and 100 common shares are issued and outstanding;


       AND WHEREAS 1316603 is authorized to issue an unlimited number of preference shares, an unlimited number of Class A shares and an unlimited number of common shares, of which 308,020 preference shares and 4,126,750 common shares are issued and outstanding;


       AND WHEREAS CHANGEPOINT is authorized to issue an unlimited number of common shares, of which 12,017,186 common shares are issued and outstanding;


       AND WHEREAS DISKETTE is authorized to issue an unlimited number of preference shares, an unlimited number of Class A shares and an unlimited number of Class B shares of which 394,742 preference shares and 5,329,960 Class A shares are issued and outstanding;

       AND WHEREAS MACROSOFT is authorized to issue an unlimited number of Class A shares, an unlimited number of Class B shares and an unlimited number of common shares of which 86,678 Class A shares and 1,211,500 common shares are issued and outstanding;

       AND WHEREAS the parties hereto, acting under the authority contained in the BUSINESS CORPORATIONS ACT (ONTARIO), have agreed to amalgamate upon the terms and conditions set out hereunder.

     NOW THEREFORE THIS AGREEMENT WITNESSETH as follows:

1.   DEFINITION

          In this agreement:
     (a) "AMALGAMATING CORPORATIONS" means 1086598, 1253236, 1316603, CHANGEPOINT, DISKETTE and MACROSOFT;

     (b) "AMALGAMATION AGREEMENT" or "AGREEMENT" means this amalgamation agreement;

     (c)  "ACT" means the BUSINESS CORPORATIONS ACT (ONTARIO);

     (d) "CORPORATION" means the corporation continuing from the amalgamation of the Amalgamating Corporations;

     (e)  "EFFECTIVE TIME" means 4:00 p.m. on the Effective Date; and

     (f) "EFFECTIVE DATE" means the date set out on the certificate endorsed by the Director appointed under the Act on the articles of amalgamation giving effect to the amalgamation herein provided for.


2.   AGREEMENT TO AMALGAMATE

          The Amalgamating Corporations do hereby agree to amalgamate on the Effective Date under the provisions of the Act and to continue as one corporation upon the terms and conditions herein set out.


3.   NAME OF CORPORATION

          The name of the Corporation shall be CHANGEPOINT CORPORATION.


4.   REGISTERED OFFICE

          The registered office of the Corporation shall be in the Regional Municipality of York, in the Province of Ontario. The address of the registered office of the Corporation shall be 1595 Sixteenth Avenue, Suite 702, Richmond Hill, Ontario L4B 3N9.

5.   RESTRICTIONS

          There shall be no restrictions on the business which the Corporation is authorized to carry on or the powers the Corporation may exercise.


6.   AUTHORIZED CAPITAL

          The classes and any maximum number of shares that the Corporation is authorized to issue are as follows:

          an unlimited number of Class A Preferred Shares; and an unlimited number of Common Shares.


7.   RIGHTS ATTACHING TO SHARES

          The Class A Preferred Shares and Common Shares of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

CLASS A PREFERRED SHARES

1. NUMBER OF SHARES. The class of Preferred Shares designated and known as Class A Preferred Shares shall consist of an unlimited number of Class A Preferred Shares. Unless otherwise noted all references to $ and dollars shall refer to Canadian dollars.

2.       VOTING.

         2A. GENERAL. Except as may be otherwise provided in these terms of the Class A Preferred Shares or by law, the Class A Preferred Shares shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each Class A Preferred Share shall entitle the holder thereof to such number of votes per Class A Preferred Share on each such action as shall equal the number of Common Shares (including fractions of Common Shares) into which each Class A Preferred Share is then convertible.

         2B. BOARD SIZE. Except as provided for in any unanimous shareholder agreement, the Corporation shall not, without the written consent or affirmative vote of the holders of at least two-thirds of the then outstanding Class A Preferred Shares, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, increase the maximum number of directors constituting the Board of Directors to a number in excess of seven (7).

3. DIVIDENDS. The holders of the Class A Preferred Shares shall be entitled to receive, out of funds legally available therefor, when and if declared by the Board of Directors, quarterly dividends at the rate per annum of $0.245 per share (the "Accruing Dividends"). Accruing Dividends shall accrue from day to day, whether or not earned or declared, and shall be cumulative.

4. LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Class A Preferred Shares shall be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Class A Preferred Shares, to be paid an amount equal to the greater of (i) $2.45 per share plus, in the case of each share, an amount equal to all Accruing Dividends unpaid thereon (whether or not declared) and any other dividends declared but unpaid thereon, computed to the date payment thereof is made available, or
(ii) such amount per share as would have been payable had each such share been converted to Common Shares pursuant to paragraph 6 immediately prior to such liquidation, dissolution or winding up, and the holders of Class A Preferred Shares shall not be entitled to any further payment, such amount payable with respect to one share of Class A Preferred Shares being sometimes referred to as the "Liquidation Preference Payment" and with respect to all shares of Class A Preferred Shares being sometimes referred to as the "Liquidation Preference Payments". If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Class A Preferred Shares shall be insufficient to permit payment to the holders of Class A Preferred Shares of the amount distributable as aforesaid, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Class A Preferred Shares. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Class A Preferred Shares shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation may be distributed to the holders of stock ranking on liquidation junior to the Class A Preferred Shares. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Liquidation Preference Payments and the place where said Liquidation Preference Payments shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than 20 days prior to the payment date stated therein, to the holders of record of Class A Preferred Shares, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. The consolidation, amalgamation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (other than a merger to reincorporate the Corporation in a different jurisdiction), and the sale, lease, abandonment, transfer or other disposition by the Corporation of all or substantially all its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this paragraph 4. For purposes hereof, the Common Shares shall rank on liquidation junior to the Class A Preferred Shares.

5. RESTRICTIONS. At any time when Class A Preferred Shares are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Articles of the Corporation, and in addition to any other vote required by law or the Articles of the Corporation, without the approval of either the holders of at least two-thirds of the then outstanding shares of Class A Preferred Shares given in writing, or the holders of at least two-thirds of those of the Class A Preferred Shares the holders of which are present (in person or by proxy) at a meeting of the holders of Class A Preferred Shares, consenting or voting (as the case may be) separately as a series, the Corporation will not:

         5A. Create or authorize the creation of any additional class or series of shares of stock unless the same ranks junior to the Class A Preferred Shares as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of the Class A Preferred Shares or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Class A Preferred Shares as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into Class A Preferred Shares or into shares of any other class or series of stock unless the same ranks junior to the Class A Preferred Shares as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to the Articles of the Corporation or by merger, consolidation, amalgamation or otherwise;

         5B. Consent to any liquidation, dissolution or winding up of the Corporation or consolidate, amalgamate or merge into or with any other entity or entities or sell, lease, abandon, transfer or otherwise dispose of all or substantially all its assets;

         5C.      Amend, alter or repeal its Articles or By-laws;

         5D. Pay any dividend or make any distribution on, any shares of stock other than the Class A Preferred Shares, except for dividends or other distributions payable on the Common Shares solely in the form of additional Common Shares;

         5E. Redeem or otherwise acquire any Class A Preferred Shares except as expressly authorized in paragraph 7 hereof or pursuant to a purchase offer made pro rata to all holders of the Class A Preferred Shares on the basis of the aggregate number of outstanding Class A Preferred Shares then held by each such holder; or

         5F. File or qualify a prospectus in any province or territory of Canada in connection with a public offering of Common Shares or the qualification of securities therefor.

6. CONVERSIONS. The holders of Class A Preferred Shares shall have the following conversion rights:

         6A. RIGHT TO CONVERT. Subject to the terms and conditions of this paragraph 6, the holder of any Class A Preferred Shares shall have the right, at its option at any time, to convert any such Class A Preferred Shares (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Class A Preferred Shares) into such number of fully paid and non-assessable Common Shares as is obtained by (i) multiplying the number of Class A Preferred Shares so to be converted by $2.45 and (ii) dividing the result by the conversion price of $2.45 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 6, then by the conversion price as last adjusted and in effect at the date any Class A Preferred Shares are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Conversion Price"). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of Class A Preferred Shares into Common Shares and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Class A Preferred Shares) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for Common Shares shall be issued.

         6B. ISSUANCE OF CERTIFICATES; TIME CONVERSION EFFECTED. Promptly after the receipt of the written notice referred to in subparagraph 6A and surrender of the certificate or certificates for the Class A Preferred Shares to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole Common Shares issuable upon the conversion of such share or shares of Class A Preferred Shares. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such Class A Preferred Shares shall cease, and the person or persons in whose name or names any certificate or certificates for Common Shares be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

         6C. FRACTIONAL SHARES; DIVIDENDS; PARTIAL CONVERSION. No fractional shares shall be issued upon conversion of Class A Preferred Shares into Common Shares and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Shares issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends, excluding Accruing Dividends, accrued and unpaid on the Class A Preferred Shares surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 6B. In case the number of Class A Preferred Shares represented by the certificate or certificates surrendered pursuant to subparagraph 6A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of Class A Preferred Shares represented by the certificate or certificates surrendered which are not to be converted. If any fractional Common Shares would, except for the provisions of the first sentence of this subparagraph 6C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Class A Preferred Shares for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

         6D. ADJUSTMENT OF PRICE UPON ISSUANCE OF COMMON SHARES. Except as provided in subparagraph 6E, if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs 6D(1) through 6D(7), deemed to have issued or sold, any Common Shares for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be reduced to the price determined by dividing (i) an amount equal to the sum of (a) the number of Common Shares outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price and (b) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the total number of Common Shares outstanding immediately after such issue or sale.

                  For purposes of this subparagraph 6D, the following subparagraphs 6D(1) to 6D(7) shall also be applicable:

                  6D(1) ISSUANCE OF RIGHTS OR OPTIONS. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Shares or any stock or security convertible into or exchangeable for Common Shares (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Shares is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of Common Shares issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of Common Shares issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 6D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Shares or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Shares upon conversion or exchange of such Convertible Securities.

                  6D(2) ISSUANCE OF CONVERTIBLE SECURITIES. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Shares is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of Common Shares issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of Common Shares issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 6D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Shares upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 6D, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                  6D(3) CHANGE IN OPTION PRICE OR CONVERSION RATE. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 6D(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 6D(1) or 6D(2), or the rate at which Convertible Securities referred to in subparagraph 6D(1) or 6D(2) are convertible into or exchangeable for Common Shares shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced; and on the termination of any such Option or any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

                  6D(4) STOCK DIVIDENDS. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation (other than the Common Shares) payable in Common Shares, Options or Convertible Securities, then any Common Shares, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                  6D(5) CONSIDERATION FOR STOCK. In case any Common Shares, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Common Shares, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

                  6D(6) RECORD DATE. In case the Corporation shall take a record of the holders of its Common Shares for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Shares, Options or Convertible Securities or (ii) to subscribe for or purchase Common Shares, Options or

                           Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the Common Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  6D(7) TREASURY SHARES. The number of Common Shares outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Shares for the purpose of this subparagraph 6D.

         6E. CERTAIN ISSUES EXCEPTED. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in the case of the issuance from and after the date of filing of these terms of the Class A Preferred Shares of (i) Common Shares to directors, officers, employees or consultants of the Corporation in connection with their service as directors of the Corporation, their employment by the Corporation or their retention as consultants by the Corporation and options or rights to purchase same, provided each such security has been approved by the Board of Directors or its compensation committee, plus such number of Common Shares which are repurchased by the Corporation from such persons after such date pursuant to contractual rights held by the Corporation and at repurchase prices not exceeding the respective original purchase prices paid by such persons to the Corporation therefor, provided such repurchases are approved by the Board of Directors or its Compensation Committee and (ii) Common Shares issued upon exercise of the options granted pursuant to the Option Agreements dated as of November 3, 1997, between the Corporation and each of The VenGrowth Investment Fund Inc., Brant Investments Ltd., c/o Account No. 9216007, Canada Trust in Trust for Account No. 058-106400-7, James R. Bensman and Michael W. Slaunwhite.

         6F. SUBDIVISION OR COMBINATION OF COMMON STOCK. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding Common Shares into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding Common Shares shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased. In the case of any such subdivision, no further adjustment shall be made pursuant to subparagraph 6D(4) by reason thereof.

         6G. REORGANIZATION OR RECLASSIFICATION. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Shares shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Shares, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Class A Preferred Shares shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the Common Shares immediately theretofore receivable upon the conversion of such Class A Preferred Shares, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Common Shares equal to the number of Common Shares immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

         6H. ADJUSTMENT FOR ISSUANCE OF COMMON SHARES UPON EXERCISE OF WARRANT. Notwithstanding any other provision hereof and except as provided in subparagraph 6E, if and whenever the Corporation shall issue any Common Shares upon exercise of the options granted pursuant to the Amended and Restated Option Agreements made as of September 12, 1996 between the Corporation and each of The VenGrowth Investment Fund Inc., Torbay & Co. Reference Account 5419-0908702, Carr & Co., Trinity Capital Securities Limited and Canada Trust Co. Account 058-105-803-2-121E, 3076601, then, forthwith upon such issue, the Conversion Price shall be adjusted so that immediately after such issuance the holders of Class A Preferred Shares shall have maintained the percentage ownership of the fully-diluted Common Shares of the Corporation to which such holders would be entitled immediately prior to such issuance pursuant to these Articles (assuming for such purposes full conversion of the Class A Preferred Shares).

         6I. NOTICE OF ADJUSTMENT. Upon any adjustment of the Conversion Price, then and in each such case the Corporation shall give written notice thereof, by delivery in person, certified or registered mail, return receipt requested, or telecopier, addressed to each holder of Class A Preferred Shares at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

         6J.      OTHER NOTICES.  In case at any time:

                  (1) the Corporation shall declare any dividend upon its Common Shares payable in cash or stock or make any other distribution to the holders of its Common Shares;

                  (2) the Corporation shall offer for subscription pro rata to the holders of its Common Shares any additional shares of stock of any class or other rights;

                  (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation, amalgamation or merger of the Corporation with or into another entity or entities, or a sale, lease, abandonment, transfer or other disposition of all or substantially all its assets; or

                  (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

                  then, in any one or more of said cases, the Corporation shall give, by delivery in person, certified or registered mail, return receipt requested, telecopier or addressed to each holder of any Class A Preferred Shares at the address of such holder as shown on the books of the Corporation, (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, amalgamation, disposition, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, amalgamation, merger, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Shares shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, amalgamation, merger, disposition, dissolution, liquidation or winding up, as the case may be.

         6K. STOCK TO BE RESERVED. The Corporation will at all times reserve and keep available out of its authorized Common Shares, solely for the purpose of issuance upon the conversion of Class A Preferred Shares as herein provided, such number of Common Shares as shall then be issuable upon the conversion of all outstanding Class A Preferred Shares. The Corporation covenants that all Common Shares which shall be so issued shall be duly and validly issued and fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof. The Corporation will take all such action as may be necessary to assure that all such Common Shares may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities or other exchange upon which the Common Shares may be listed. The Corporation will not take any action which results in any adjustment of the Conversion Price if the total number of

                  Common Shares issued and issuable after such action upon conversion of the Class A Preferred Shares would exceed the total number of shares of Common Stock then authorized by the Articles.

         6L. NO REISSUANCE OF CLASS A PREFERRED SHARES. Class A Preferred Shares which are converted into Common Shares as provided herein shall not be reissued.

         6M. ISSUE TAX. The issuance of certificates for Common Shares upon conversion of Class A Preferred Shares shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Class A Preferred Shares which is being converted.

         6N. CLOSING OF BOOKS. The Corporation will at no time close its transfer books against the transfer of any Class A Preferred Shares or of any Common Shares issued or issuable upon the conversion of any Class A Preferred Shares in any manner which interferes with the timely conversion of such Class A Preferred Shares, except as may otherwise be required to comply with applicable securities laws.

         6O. DEFINITION OF COMMON SHARES. As used in this paragraph 6, the term "Common Shares" shall mean and include the Corporation's authorized Common Shares, as constituted on the date of filing of these terms of the Class A Preferred Shares, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the Common Shares receivable upon conversion of shares of Class A Preferred Shares shall include only shares designated as Common Shares of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 6G.

         6P. MANDATORY CONVERSION. If at any time the Corporation shall effect a firm commitment underwritten public offering in the United States of Common Shares in which (i) the aggregate price paid for such shares by the public shall be at least U.S,$20.0 million and (ii) the price paid by the public for such shares shall be at least three times the Conversion Price per share, then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering, all outstanding Class A Preferred Shares shall automatically convert to Common Shares on the basis set forth in this paragraph 6. Holders of Class A Preferred Shares so converted may deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole Common Shares to which such holder is entitled, together with any cash dividends and payment in lieu of fractional shares to which such holder may be entitled pursuant to subparagraph 6C. Until such time as a holder of Class A Preferred Shares shall surrender his or its certificates therefor as provided above, such certificates shall be deemed to represent the Common Shares to which such holder shall be entitled upon the surrender thereof.

7. REDEMPTION. The Class A Preferred Shares shall be redeemed as follows:

         7A. MANDATORY REDEMPTION. On September 1, 2004 (the "Redemption Date"), the Corporation shall redeem from each holder of Class A Preferred Shares, all of the Class A Preferred Shares held by such holder on the Redemption Date.

         7B. REDEMPTION PRICE AND PAYMENT. The Class A Preferred Shares to be redeemed on the Redemption Date shall be redeemed by paying for each share in cash an amount equal to the greater of (i) the Liquidation Preference Payment as set forth in paragraph 4 hereof or (ii) the fair market value of the Class A Preferred Share as of the Redemption Date, such amount being referred to as the "Redemption Price". Such payment shall be made in full on the Redemption Date to the holders entitled thereto. For the purposes hereof, the term "fair market value of the Class A Preferred Share" shall mean the fair value of the Corporation attributable to the Class A Preferred Shares, as determined by a nationally recognized firm of independent chartered accountants (selected by the auditors of the Corporation) in accordance with generally accepted valuation principles then in effect, as at the end of the most recent fiscal quarter of the Corporation, provided that in making such determination, no provision shall be made for either a control premium or a minority discount.

         7C. REDEMPTION MECHANICS. At least 20 but not more than 30 days prior to the Redemption Date, written notice (the "Redemption Notice") shall be given by the Corporation by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of Class A Preferred Shares notifying such holder of the redemption and specifying the Redemption Price, the Redemption Date and the place where said Redemption Price shall be payable. The Redemption Notice shall be addressed to each holder at his address as shown by the records of the Corporation. From and after the close of business on the Redemption Date, unless there shall have been a default in the payment of the Redemption Price, all rights of holders of Class A Preferred Shares (except the right to receive the Redemption Price) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the

                  Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of Class A Preferred Shares on the Redemption Date are insufficient to redeem the total number of outstanding Class A Preferred Shares, the holders of Class A Preferred A Shares shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the full number of shares owned by them if all such outstanding shares were redeemed in full. The Class A Preferred Shares not redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such Class A Preferred Shares, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

         7D. REDEEMED OR OTHERWISE ACQUIRED SHARES TO BE RETIRED. Any Class A Preferred Shares redeemed pursuant to this paragraph 7 or otherwise acquired by the Corporation in any manner whatsoever shall be cancelled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized Class A Preferred Shares.

         7E. NO OTHER REDEMPTIONS. The Corporation shall not redeem, repurchase or otherwise acquire any shares of its capital stock until the Class A Preferred Shares have been redeemed in full pursuant to these Articles unless each holder of the Class A Preferred Shares consents in writing prior to such redemption.

         7F. PURCHASE BY RELATED PARTY. Notwithstanding any provision of this paragraph 7, but subject to applicable law, in lieu of redeeming the Class A Preferred Shares, the Corporation shall be entitled to cause any of its subsidiaries or affiliated entities to purchase such Class A Preferred Shares from the holders thereof on the Redemption Date and pay to such holders the Redemption Price in accordance with the provisions hereof, and upon the completion of such purchase by such subsidiary or affiliated entity, the Corporation shall be relieved from any obligation to redeem the Class A Preferred Shares so purchased.

8. AMENDMENTS. No provision of these terms of the Class A Preferred Shares may be amended (whether by merger, consolidation, amalgamation or otherwise), modified or waived without the written consent or affirmative vote of the holders of at least two-thirds of those of the Class A Preferred Shares the holders of which are present (in person or by proxy) at a meeting of the holders of the Class A Preferred Shares.

COMMON SHARES

1. DIVIDENDS. If in any fiscal year after providing for the full dividend on the Class A Preferred Shares and any other class of shares ranking above the Common Shares, there shall remain any moneys of the Corporation properly applicable to the payment of dividends, such moneys may, in the discretion of the directors be applied to dividends on the Common Shares as and when declared by the directors.

2. LIQUIDATION, DISSOLUTION & WINDING-UP. In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the Common shares shall be entitled to receive, after payment to the holders of the Class A Preferred Shares and any other class of shares ranking above the Common Shares, the remaining property of the Corporation.

3. VOTING RIGHTS. The holders of the Common Shares shall be entitled to receive notice of and to attend and vote at all meetings of the shareholders of the Corporation (except where the holders of another class of shares are entitled to vote separately as a class as provided in the BUSINESS CORPORATIONS ACT or these Articles) and each Common Share shall confer the right to 1 vote in person or by proxy at all meetings of shareholders of the Corporation.


8.       DIRECTORS

         The minimum and maximum number of directors of the Corporation shall, until changed in accordance with the Act, be a minimum of 1 and a maximum of 12. Until otherwise determined, the number of directors of the Corporation shall be fixed at 5 persons and, except as otherwise provided in this Agreement, hereafter the board of directors of the Corporation shall have full power and authority to determine by ordinary resolution the precise number of directors of the Corporation within the aforesaid minimum and maximum numbers. The first directors of the Corporation shall be the following:


Name                       Residential Address               Resident Canadian
----                       -------------------               -----------------
Paul Edwards               444 Merton Street                 Yes
                           Toronto, Ontario
                           M4S 1B3

Gerald William Smith       1169 Secretariate Road            Yes
                           Newmarket, Ontario
                           L3X 1M5



Peter Brennan              3537 Fair Oaks Lane               No
                           Longboat Key, Florida
                           34228  U.S.A.

Lamont Smith               50 Prince Arthur Avenue           Yes
                           Apt. #1108
                           Toronto, Ontario
                           M5R 1B5

A. David Ferguson          231 Grenview Boulevard South      Yes
                           Etobicoke, Ontario
                           M8Y 3V2

The said first directors shall hold office until the first annual meeting of the Corporation or until their successors are elected or appointed, subject to the Corporation's by-laws.


9.       BY-LAWS

         The by-laws of CHANGEPOINT shall be the by-laws of the Corporation and a copy of the by-laws may be examined at the address of the registered office of the Corporation at any time during regular business hours.


10.      SURRENDER OF SHARE CERTIFICATES

         After the Effective Date, the shareholders of the Amalgamating Corporations shall, when requested by the Corporation, surrender for cancellation the certificates representing the shares held by them in the Amalgamating Corporations and shall be entitled to receive certificates for shares of the Corporation as herein provided. After the Effective Time, certificates formerly representing the shares of the Amalgamating Corporations shall represent only the right to receive certificates representing the shares of the Corporation into which such Amalgamating Corporation Shares have been converted in accordance with paragraph 11 of this Agreement, together with any dividends paid or distributions made in respect thereof and any interest accrued on such dividends and distributions.


11.      CONVERSION OF SHARES

         The issued and outstanding shares in the capital of the Amalgamating Corporations shall be converted at the Effective Time into issued and outstanding shares of the Corporation as follows:

     (a) the 23,371 issued and outstanding Class A shares of 1086598 held by Paul Lupinacci shall be converted into 163,265 Class A Preferred shares of the Corporation;

     (b) the 5,849 issued and outstanding Class A shares of 1086598 held by Paul Lupinacci shall be converted into 40,858 common shares of the Corporation;

     (c) the 57,458 issued and outstanding Class A shares of 1086598 held by The Paul Lupinacci Family Trust shall be converted into 401,388 common shares of the Corporation;

     (d) the 1,211,500 issued and outstanding common shares of 1086598 held by 1359288 Ontario Limited shall be converted into 494,489 common shares of the Corporation;

     (e) the 100 issued and outstanding common shares of 1253236 all of which are at the date hereof and will be at the Effective Time held by or on behalf of MACROSOFT and 1086598, shall be cancelled without any repayment of capital in respect thereof and shall not be converted into shares of the Corporation;

     (f) the 2,200,000 issued and outstanding Class A shares of 1253236 all of which are at the date hereof and will be at the Effective Time held by or on behalf of MACROSOFT and 1086598, shall be cancelled without any repayment of capital in respect thereof and shall not be converted into shares of the Corporation;

     (g) the 100,020 issued and outstanding preference shares of 1316603 held by Paul Edwards shall be converted into 204,122 Class A Preferred shares of the Corporation;

     (h) the 103,980 issued and outstanding preference shares of 1316603 held by The Paul Edwards Family Trust shall be converted into 212,205 Class A Preferred shares of the Corporation;

     (i) the 104,020 issued and outstanding preference shares of 1316603 held by The Paul Edwards Family Trust shall be converted into 212,285 common shares of the Corporation;

     (j) the 4,126,750 issued and outstanding common shares of 1316603 held by 1359292 Ontario Limited shall be converted into 1,684,388 common shares of the Corporation;

     (k) the 2,313,000 issued and outstanding common shares of CHANGEPOINT all of which are at the date hereof and will be at the Effective Time held by or on behalf of 1316603, shall be cancelled without any repayment of capital in respect thereof and shall not be converted into shares of the Corporation;

     (l) the 3,400,000 issued and outstanding common shares of CHANGEPOINT all of which are at the date hereof and will be at the Effective Time held by or on behalf of DISKETTE, shall be cancelled without any repayment of capital in respect thereof and shall not be converted into shares of the Corporation;

     (m) the 2,200,000 issued and outstanding common shares of CHANGEPOINT all of which are at the date hereof and will be at the Effective Time held by or on behalf of 1253236 ONTARIO LIMITED, shall be cancelled without any repayment of capital in respect thereof and shall not be converted into shares of the Corporation;

     (n) the 4,104,186 issued and outstanding common shares of CHANGEPOINT shall be converted into 4,104,186 common shares of the Corporation;

     (o) the 65,795 issued and outstanding preference shares of DISKETTE held by Gerald William Smith shall be converted into 204,098 Class A Preferred shares of the Corporation;

     (p) the 131,574 issued and outstanding preference shares of DISKETTE held by The Gerry Smith Family Trust shall be converted into 408,147 Class A Preferred shares of the Corporation;

     (q) the 197,373 issued and outstanding preference shares of DISKETTE held by The Gerry Smith Family Trust shall be converted into 612,261 common shares of the Corporation;

     (r) the 5,329,960 issued and outstanding Class A shares of DISKETTE held by 1359290 Ontario Limited shall be converted into 2,175,494 common shares of the Corporation;

     (s) the 28,338 issued and outstanding Class A shares of MACROSOFT held by Randall Nelson Remme shall be converted into 197,959 Class A Preferred shares of the Corporation;

     (t) the 882 issued and outstanding Class A shares of MACROSOFT held by Randall Nelson Remme shall be converted into 6,164 common shares of the Corporation;

     (u) the 57,458 issued and outstanding Class A shares of MACROSOFT held by The Randy Remme Family Trust shall be converted into 401,388 common shares of the Corporation;

      (v) the 1,211,500 issued and outstanding common shares of MACROSOFT held by 1359293 Ontario Limited shall be converted into 494,489 common shares of the Corporation;


12.   STATED CAPITAL

           The stated capital of the shares of the Corporation issued on the conversion of the shares of the Corporation, subject to section 175(2) of the Act, shall be the aggregate of the issued stated capital of all of the amalgamating corporations.


13.   TRANSFER OF SHARES

           The right to transfer shares of the Corporation shall be restricted in that there shall be no share transferred without the consent of the directors of the Corporation expressed by a resolution passed by the board of directors or by an instrument or instruments in writing signed by all of such directors.

14.   SPECIAL PROVISIONS

           (a) The number of shareholders of the Corporation, exclusive of persons who are in the employment and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after termination of that employment to be, shareholders of the Corporation is limited to not more than 50, 2 or more persons holding 1 or more shares jointly being counted as 1 shareholder.

           (b) Any invitation to the public to subscribe for any securities of the Corporation is prohibited.


15.   AMALGAMATION

           Upon the Effective Time:

      (a) the Amalgamating Corporations are amalgamated and continue as one corporation under the terms and conditions prescribed in the Amalgamation Agreement;

      (b) the Corporation possesses all the property, rights, privileges and franchises and is subject to all liabilities, including civil, criminal and quasi-criminal, and all contracts, disabilities and debts of each of the Amalgamating Corporations;

      (c) a conviction against, or ruling, order or judgment in favour or against either of the Amalgamating Corporations may be enforced by or against the Corporation;

      (d) the articles of amalgamation giving effect to the amalgamation herein provided for are deemed to be the articles of incorporation of the Corporation and, except for the purposes of subsection 117(1) of the Act, as may be amended from time to time, the certificate of amalgamation shall be deemed to be the certificate of incorporation of the Corporation;

      (e) the Corporation shall be deemed to be the party plaintiff or the party defendant, as the case may be, in any civil action commenced by or against either of the Amalgamating Corporations before the Effective Time.


16.   TERMINATION

           At any time before the Effective Time, this Amalgamation Agreement may be terminated by the directors of either of the Amalgamating
Corporations, notwithstanding the approval of this Amalgamation Agreement by the shareholders of each of the Amalgamating Corporations.

           IN WITNESS WHEREOF this Agreement has been executed by parties hereto as of the date and year first above written.


    1086598 ONTARIO INC.                    1316603 ONTARIO LIMITED


Per:  /s/ Paul Lupinacci                  Per: /s/ Paul Edwards
    -------------------------                 -----------------------
    Paul Lupinacci-Secretary                  Paul Edwards-Secretary

    CHANGEPOINT CORPORATION                 DISKETTE PUBLISHING (CANADA) LTD.


Per: /s/ Paul Edwards                     Per: /s/ Gerry Smith
    -------------------------                 -----------------------
    Paul Edwards-Secretary                    Gerald William Smith-Secretary


    MACROSOFT DEVELOPMENT                  1253236 ONTARIO LIMITED
    CORPORATION


Per: /s/ Randall Nelson Remme            Per: /s/ Paul Lupinacci
    -------------------------                ------------------------
    Randall Nelson Remme-Secretary           Paul Lupinacci-Secretary-Treasurer